Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-173360, 333-150228, 333-144184, 333-144188, and 333-144189 on Form S-8 and No. 333-182440 on Form S-3 of our reports dated February 24, 2014, relating to the consolidated financial statements of Discover Financial Services, and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Discover Financial Services for the calendar year ended December 31, 2013.
Chicago, Illinois
February 24, 2014